Exhibit 10.01

AMENDMENT TO
AMENDED AND RESTATED CHAIRMAN’S SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of January 1 2012 by and between Choice Hotels International, Inc. ("Choice"), and Stewart Bainum, Jr. (“Mr. Bainum”) and amends that certain Amended and Restated Chairman’s Services Agreement dated September 10, 2008 between the parties (“Agreement”).

NOW, THEREFORE, in consideration of the promises contained in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following terms:

1. Compensation. Section 3(a) of the Agreement is deleted and replaced with the following:

(a) Base salary of 235,000 per annum payable in bi-weekly installments.

2. Miscellaneous.

(a) All other provisions of the Agreement not modified by this Amendment remain in full force and effect.

(b) The Agreement and this Amendment contains the entire agreement of the parties, and supersedes all other agreements, discussions or understandings concerning the subject matter. The Agreement may be changed only by an agreement in writing signed by both parties.

Choice Hotels International, Inc.

By: /s/ Ervin R. Shames

Chairman:

/s/ Stewart Bainum, Jr.
Stewart Bainum, Jr.